UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 3, 2022 (July 28, 2022)

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40261	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of registrant's principal executive office)	(Zip code)

(518) 218-2550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

(c) On July 28, 2022, the board of directors (the “Board”) of Soluna Holdings, Inc., a Nevada corporation (“the Company”) appointed Philip F. Patman, Jr., to assume the role of Chief Financial Officer, Secretary and Treasurer of the Company, effective as of August 16, 2022.

Mr. Patman, 54, most recently has been Vice President and Head of Renewable Fuels M&A and Strategy at Ameresco, Inc., a cleantech technology integrator with a comprehensive portfolio of energy efficiency and renewable energy supply solutions, and has been employed by Ameresco since August 2021. Prior to that, Mr. Patman was with Huron Consulting Group, Inc., a global consultancy firm providing management consulting services to small- and mid-cap businesses primarily in the oil, gas, and diversified energy sectors, from May 2020 through June 2021, most recently serving as Managing Director. From April 2017 through March 2019, Mr. Patman was the Chief Financial Officer of VAALCO Energy, Inc. (NYSE:EGY), an oil operator that owns and operates shallow water offshore platforms in Gabon, West Africa. From 2012 to March 2017, he served PTT Exploration and Production Public Company, Ltd. (“PTTEP”), one of the largest publicly traded companies in the Kingdom of Thailand, as Senior Vice President, Business Development, for The Americas region (2012-16) and later as Senior External Advisor (2016-17); he had primary responsibility for leading PTTEP’s mergers and acquisitions activities in the US, Canada and Brazil. Cumulatively, Mr. Patman has more than 25 years of experience in finance operations, capital formation, and M&A / corporate development for companies engaged in global energy and infrastructure markets, including the above-described companies as well as AES Corporation, Franklin Templeton Investments, Globeleq Limited, Marathon Oil Corporation, and Enron Corp.

Mr. Patman received a Bachelor of Arts degree in 1990 from the University of Texas at Austin through its Plan II Honors Program, and a J.D. from the University of Houston Law Center in 1993. He is currently a licensed attorney in the state of Texas.

In connection with Mr. Patman’s appointment as the Company’s Chief Financial Officer, Secretary and Treasurer, the Company and Mr. Patman entered into an employment agreement (the “Agreement”), dated July 29, 2022, providing for his employment, effective as of August 15, 2022, and continuing for a two-year term, which shall continue thereafter on an “at-will” basis (the “Employment Term”). Pursuant to the Agreement, the Company has agreed to pay Mr. Patman an annual salary of $350,000 (the “Base Salary”), payable in accordance with the Company’s customary payroll practices. The Agreement further provides that Mr. Patman is eligible for the following cash bonuses, as determined and based upon annual criteria set by the Board or the compensation committee of the Board (the “Compensation Committee”): (a) commencing August 15, 2022 and through December 31, 2022, Mr. Patman is eligible to receive a cash bonus in an amount up to 50% of his Base Salary paid to Mr. Patman during such period; and (b) commencing upon the 2023 calendar year and during the Employment Term, Mr. Patman is eligible to receive an annual cash bonus equal to an amount up to 50% of the then-current Base Salary, with each bonus payable in accordance with the Company’s standard payment practices.

In addition, pursuant to the Agreement, the Company has agreed to grant to Mr. Patman, within sixty (60) calendar days following August 15, 2022, subject to certain conditions, a one-time award of a number of restricted stock units (“RSUs”) equal to $175,000, divided by the thirty (30)-day trailing volume weighted average price as of August 15, 2022. Further pursuant to the Agreement, the Company has agreed to grant to Mr. Patman, commencing in calendar year 2023 and subject to such approvals specified by the Compensation Committee, an annual equity award consisting of a number of RSUs in an amount equal to $125,000. Mr. Patman is also entitled to other benefits normally available to other similarly situated employees of the Company.

Under the Agreement, the Employment Term is terminable by the Company upon 30 days’ prior written notice or by Mr. Patman upon 60 days’ prior written notice. As described in the Agreement, Mr. Patman is entitled to severance, in certain circumstances up to a total of six (6) months of base salary plus a pro-rata portion of his annual cash bonus.

Except as set forth above, there are no other arrangements or understandings between Mr. Patman and any other persons pursuant to which he was named as Chief Financial Officer of the Company and Mr. Patman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Patman and any director or executive officer of the Company. Upon a change of control of the Company, as defined in the Agreement, Mr. Patman’s unvested equity awards become fully vested.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On August 3, 2022, the Company issued a press release announcing (i) the appointment of Mr. Patman as Chief Financial Officer of the Company and (ii) the resignation of Ms. Thomas from the position of Chief Financial Officer of the Company. A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement by and between the Company and Philip F. Patman, Jr., dated July 29, 2022.

99.1	Press Release of the Company, dated August 3, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2022	SOLUNA HOLDINGS, INC.

	By:	/s/ Michael Toporek
Name: Michael Toporek Title: Chief Executive Officer